UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 1.02 Termination of a Material Definitive Agreement.

On September 26, 2019, Pareteum Corporation (the “Company”) terminated prior to the February 26, 2022 maturity date that certain secured Credit Agreement dated as of February 26, 2019 (as amended to date, the “Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders from time to time party thereto and Post Road Administrative LLC, as administrative agent and collateral agent. The Company had borrowed an aggregate of $27.5 million of principal under the Credit Agreement and has satisfied in full its obligations thereunder by payment to the agent of all principal, interest and fees owed.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed (with certain portions subject to confidential treatment) with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the full text of the Waiver and First Amendment to Credit Agreement dated August 22, 2019 filed (with certain portions subject to confidential treatment) with the Company’s Current Report on Form 8-K filed on August 23, 2019.

Item 8.01. Other Events.

The Company closed its previously announced registered direct offering of $40 million of its securities, consisting of (i) 18,852,273 common stock units, consisting of one share of common stock together with one Series A Purchase Warrant to purchase one share of common stock and one Series B Purchase Warrant to purchase one-half share of common stock and (ii) 3,875,000 pre-funded units, consisting of one pre-funded warrant to purchase one share of common stock together with one Series A Purchase Warrant to purchase one share of common stock and one Series B Purchase Warrant to purchase one-half share of common stock (the “Offering”). Certain of the proceeds of the Offering were used to satisfy the Company’s obligations under the Credit Agreement.

On September 26, 2019, the Company issued a press release announcing the termination of the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release Dated as of September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: September 27, 2019	By:	/s/ Edward O'Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer